Exhibit 99.1

Lordstown Motors Corp. Announces It Has Received Notice of Delinquency for Late Filing

LORDSTOWN, OH (June 4, 2021) - Lordstown Motors Corp. (NASDAQ: RIDE) (“Lordstown” or the “Company”), announced today that it received an expected notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) on May 28, 2021 stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because it has not yet filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Q1 2021 Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

Under the Nasdaq Listing Rules, the Company has 60 calendar days from the date it received the Notice, or until July 27, 2021, to file the Q1 2021 Form 10-Q with the SEC or submit a plan to regain compliance with the Nasdaq Listing Rules.

We plan to file the Q1 2021 Form 10-Q as soon as soon as possible within the timeline prescribed by Nasdaq.

Forward Looking Statements

This press release includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the timing of our securities filings, including an Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the year ended December 31, 2020, filed March 24, 2021, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021; our significant projected funding needs; the availability, timing and terms of any financing that we may pursue; our limited operating history; risks related to the rollout of our business and the timing of expected business milestones, including our ability to complete the engineering of the Endurance, to establish appropriate supplier relationships, to successfully complete testing and to start production of the Endurance in accordance with our projected timeline and budget; risks associated with the conversion and retooling of our facility and ramp up of production; our inability to obtain binding purchase orders from customers and potential customers’ inability to integrate our electric vehicles into their existing fleets; competition in the electric pickup truck market; our inability to retain key personnel and to hire additional personnel; our inability to develop a sales distribution network; and the ability to protect our intellectual property rights. Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors Corp. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contacts:

Investors

Carter W. Driscoll, CFA

lordstownIR@icrinc.com

Media

Ryan Hallett

lordstownmotors@ottoandfriends.com